                                                                    EXHIBIT 99.1

                                          News              13710 FNB Parkway
[NORTHERN BORDER                          Release           Omaha, NE 68154-5200
PARTNERS, L.P.
LOGO]                                     For Further Information
                                          Contact:

                                          Media Contact:
                                          Beth Jensen
                                          (402) 492-3400
NORTHERN BORDER PARTNERS, L.P.
REPORTS HIGHER THIRD QUARTER              Investor Contact:
RESULTS, INCREASES 2005 GUIDANCE          Ellen Konsdorf
AND PROVIDES INITIAL 2006 GUIDANCE        (877) 208-7318


FOR IMMEDIATE RELEASE:  Wednesday, November 2, 2005

      OMAHA - Northern Border Partners, L.P. (NYSE: NBP) today reported third quarter 2005 net income of $48.4 million or $0.98 per unit compared with net income of $34.7 million or $0.69 per unit for third quarter 2004. Year-to-date 2005, Northern Border Partners reported net income of $111.1 million, or $2.22 per unit, compared with $104.6 million, or $2.08 per unit for the same period in 2004. Cash flow as measured by earnings before interest, taxes, depreciation and amortization (EBITDA) was $106.9 million for third quarter 2005 up from $88.1 million in the third quarter of 2004. Year-to-date 2005 EBITDA was $278.0 million compared with $266.5 million for the same period one year ago.

      "All business segments delivered strong third quarter results. This, coupled with non-recurring items realized in the quarter, resulted in record quarterly earnings," said Bill Cordes, chief executive officer of Northern Border Partners. "Therefore, we are increasing our earnings guidance for the full year 2005. Net income is expected to be in the range of $2.83 per unit to $2.89 per unit. Distributable cash flow (DCF) is expected to be $3.61 per unit to $3.67 per unit."

      "Our results for 2006 are expected to be fairly consistent with 2005 from a base business perspective excluding non-recurring items," Cordes continued. "We anticipate net income to be in the range of $2.50 per unit to $2.60 per unit and distributable cash flow to be in the range of $3.65 per unit to $3.85 per unit."

THIRD QUARTER 2005 HIGHLIGHTS

      Third quarter results included:

      o Higher operating revenue from interstate pipelines of approximately $8.2 million in third quarter 2005, resulting primarily from the sale of bankruptcy claims held against Enron and Enron North America. Northern Border Pipeline realized $9.4 million ($6.6 million net to the Partnership) of non-recurring revenue from the sale of the bankruptcy claims which was offset by a $2.0 million ($1.4 million net to the Partnership) reduction in revenue as a result of capacity sold at discounted rates.

      o Increased operating income of approximately $5.4 million from the Partnership's Williston Basin gathering and processing operations. Gathered and processed volumes increased by 20 percent and the average price realized for natural gas increased by 39 percent while the average price realized for natural gas liquids increased by 26 percent.

      o Consolidated interest expense of approximately $22.1 million in third quarter 2005 compared with $19.3 million in the third quarter 2004 due to higher average interest rates, offset by slightly lower average debt outstanding.

      o Equity earnings from our joint venture investments which were $6.5 million greater in third quarter 2005 than third quarter 2004, due primarily to a settlement of our preferred distributions from Bighorn Gas Gathering. In the third quarter of 2005, Northern Border Partners recognized $5.4 million for settlement of Preferred A distributions related to 2004 and 2005.

      o     In August, the Partnership completed the purchase of an additional
            3.7 percent interest in Fort Union Gas Gathering for approximately $5.1 million. This brings the Partnership's total ownership position in this gathering system to 37 percent.

      o In September, Northern Border Pipeline accepted the Federal Energy Regulatory Commission's (FERC) certificate of public convenience and necessity for the Chicago III Expansion Project. This project will add 130 mmcfd of transportation capacity from Harper, Iowa to Chicago, Illinois and is fully subscribed by four shippers under long-term firm service transportation agreements with terms ranging from five and one-half to ten years. Construction is estimated to cost approximately $21 million and the target in-service date is April 2006.

INTERSTATE NATURAL GAS PIPELINE SEGMENT

      The interstate natural gas pipeline segment contributed net income of $36.7 million in third quarter 2005, compared with $30.6 million in third quarter 2004.

      Operating revenue for the segment includes:

            o Northern Border Pipeline's $9.4 million of non-recurring revenue from the sale of its bankruptcy claims;

            o a decrease of $2.0 million related to capacity on Northern Border Pipeline sold at discounted rates;

            o higher revenues on Midwestern Gas Transmission of $0.6 million and Viking Gas Transmission of $0.2 million.

      Average daily throughput for the interstate natural gas pipeline segment increased 8 percent in the quarter totaling 3,264 million cubic feet per day (mmcfd) compared with 3,029 mmcfd in third quarter 2004.

      Northern Border Pipeline had 63 mmcfd of transportation capacity that was unsold for October. As of October 31, 2005, 88 mmcfd was available for contracting for November and December 2005 on the Port of Morgan to Ventura segment.

      The following chart provides additional information related to Northern Border Pipeline's contracting levels and revenue for the three and nine months ended September 30, 2005. Northern Border Pipeline rates are based on the distance of the transportation path. As a result, the weighted average system rate varies due to the changing transportation paths as well as discounting activity.


NORTHERN BORDER PIPELINE COMPANY
TOTAL SYSTEM REVENUE SUMMARY

=====================================================================================================
                                                    THIRD QUARTER                 YEAR TO DATE
                                              -------------------------------------------------------
                                                 2005          2004           2005             2004
-----------------------------------------------------------------------------------------------------
PERCENT CONTRACTED(1)                            101%           100%            97%            101%
WEIGHTED AVERAGE SYSTEM RATE ($/MCF)(2)        $0.360(3)       $0.374        $0.372(3)        $0.376
TOTAL REVENUE (MILLIONS)                        $79.6(3)        $81.6        $232.3(3)        $246.4


      (1)  Compared to a design capacity of 2,374 mmcfd.

      (2)  Amounts shown in dollars per thousand cubic feet (mcf).

      (3)  Amounts exclude revenue from sale of Enron bankruptcy claims.
-----------------------------------------------------------------------------------------------------

NATURAL GAS GATHERING AND PROCESSING SEGMENT

      Net income from the natural gas gathering and processing segment during third quarter 2005 was $22.1 million, an increase of 56 percent or $7.9 million over the third quarter 2004. The primary differences between the periods were:

            o Gathering and processing volumes in the Williston Basin of 67 mmcfd compared with 56 mmcfd in third quarter 2004, a 20 percent increase, primarily attributable to increased production and system expansions in the Grasslands and Marmarth systems.

            o Increased prices realized for natural gas and natural gas liquids. Average prices realized, net of hedging, during the third quarter were $0.93 per gallon for natural gas liquids and $6.83 per million British thermal units (mmBtu) for natural gas. The combined impact of increased inlet volumes and prices realized was an increase in gross margins for Williston Basin of $8.3 million compared with the third quarter of 2004.

            o Volumes on the Partnership's wholly-owned gathering systems in the Powder River Basin of 177 mmcfd versus 216 mmcfd or a 18 percent decline compared to the third quarter 2004. Since this decrease is primarily due to the loss of high-pressure gathered volumes, our revenues from these systems declined by only 8 percent. Approximately 78 percent of the volumes for the third quarter 2005 in our wholly-owned Powder River Basin gathering systems are low pressure volumes and we derive approximately 88 percent of our revenues from these volumes.

            o Higher operations and maintenance expense of approximately $5.8 million. In third quarter 2004, operations and maintenance expense included a recovery of $1.8 million of allowance for doubtful accounts related to bankruptcy claims and a gain from the sale of gathering assets of $3.1 million. Third quarter 2005 included higher operating expenses primarily as a result of system expansions.

            o Increased equity earnings of $6.3 million due to of the Bighorn Gas Gathering Preferred A settlement ($5.4 million) and better performance for Bighorn Gas Gathering, Fort Union Gas Gathering, and Lost Creek Gas Gathering.

COAL SLURRY PIPELINE SEGMENT

      Net income for the coal slurry pipeline segment was $1.7 million for third quarter 2005, up from $0.9 million for the third quarter 2004 primarily the result of adjustments to depreciation expense for the assets of Black Mesa.

BUSINESS OUTLOOK

      Net income for 2005 is now expected to range from $142 million to $145 million ($2.83 per unit to $2.89 per unit). EBITDA is expected to be in the range of $363 million to $370 million. Distributable cash flow is expected to be $178 million to $182 million or $3.61 per unit to $3.67 per unit.

NORTHERN BORDER PARTNERS
RECONCILIATION OF EBITDA TO NET INCOME - PROJECTED 2005

======================================================================================================================
                                                       INTERSTATE NATURAL       GAS GATHERING &
                                   CONSOLIDATED           GAS PIPELINES           PROCESSING            COAL SLURRY
----------------------------------------------------------------------------------------------------------------------
                                 LOW        HIGH       LOW         HIGH        LOW         HIGH       LOW        HIGH
----------------------------------------------------------------------------------------------------------------------
 EBITDA                          $363       $370       $283        $286        $81         $84         $5         $6
 MINORITY INTEREST                (45)       (46)       (45)        (46)         -           -          -          -
 INTEREST EXPENSE, NET            (86)       (88)       (44)        (45)         -           -          -          -
 DEPRECIATION & AMORTIZATION
 EXPENSE                          (85)       (86)       (66)        (67)       (15)        (16)        (2)        (3)
 INCOME TAXES                      (5)        (6)        (3)         (4)         -           -         (1)        (1)
----------------------------------------------------------------------------------------------------------------------
 NET INCOME                      $142       $145       $122        $124        $65         $67         $1         $2
======================================================================================================================

      Note: The reconciliations of EBITDA and Net Income do not total due to use of ranges for the various components of the reconciliation and unallocated Partnership expenses.

      Results for 2006 are expected to be in line with 2005 results from a base business perspective. The base business perspective would exclude 2005 non-recurring items including the Preferred A settlement of $5.4 million from Bighorn Gas Gathering and the income from the sale of bankruptcy claims totaling approximately $8.2 million, net to the Partnership. Additionally, the temporary shut-down of Black Mesa Pipeline is expected to reduce 2006 net income compared to 2005 by approximately $5.0 million.

      Net income for 2006 is now expected to range from $126 million to $131 million ($2.50 per unit to $2.60 per unit). EBITDA is expected to be in the range of $348 million to $358 million. Distributable cash flow is expected to be $181 million to $189 million or $3.65 per unit to $3.85 per unit.

NORTHERN BORDER PARTNERS
RECONCILIATION OF EBITDA TO NET INCOME - PROJECTED 2006

====================================================================================================================
                                                     INTERSTATE NATURAL       GAS GATHERING &
                                  CONSOLIDATED         GAS PIPELINES            PROCESSING           COAL SLURRY
--------------------------------------------------------------------------------------------------------------------
                                LOW        HIGH       LOW         HIGH        LOW        HIGH       LOW        HIGH
--------------------------------------------------------------------------------------------------------------------
 EBITDA                         $348       $358       $272        $277        $86         $91       ($7)       ($3)
 MINORITY INTEREST               (41)       (42)       (41)        (42)         -           -         -          -
 INTEREST EXPENSE, NET           (90)       (93)       (44)        (45)         -           -         -          -
 DEPRECIATION & AMORTIZATION
 EXPENSE                         (89)       (91)       (70)        (72)       (17)        (18)        -          -
 INCOME TAXES                     (2)        (3)        (4)         (5)         -           -         3          1
--------------------------------------------------------------------------------------------------------------------
 NET INCOME                     $126       $131       $112        $115        $69         $73       ($4)       ($2)
====================================================================================================================

      Note: The reconciliations of EBITDA and Net Income do not total due to use of ranges for the various components of the reconciliation and unallocated Partnership expenses.

INTERSTATE NATURAL GAS PIPELINE SEGMENT

      The Partnership's projections for transportation demand on its interstate natural gas pipelines assume:

            o Midwestern will have strong southbound flows as shippers look for alternatives to Gulf Coast supply; and Viking will remain flat to 2005.

            o Canadian natural gas supply will remain steady and import levels will be similar in 2006 as in 2005.

            o The anticipated natural gas price differential during the upcoming April and May shoulder months compared with the 2006-07 winter heating season are expected to impact demand for Northern Border Pipeline transportation capacity again in 2006.

            o Northern Border Pipeline is likely to again experience seasonal fluctuations in throughput during 2006 and some discounting may be required to maximize revenue.

            o Northern Border Pipeline's Chicago III Expansion Project goes into service in April 2006.

      Based on those assumptions, the following table represents a forecast of Northern Border Pipeline contracting levels and corresponding revenue for the remainder of the current year, along with 2006. Included for comparison purposes is actual contracting levels and revenue for 2004.

NORTHERN BORDER PIPELINE COMPANY
TOTAL SYSTEM REVENUE FORECAST
(YEARS ENDED DECEMBER 31)

=================================================================================================================

                                                              2004                 2005                2006
                                                     ------------------------------------------------------------
                                                             ACTUAL              FORECAST            FORECAST
-----------------------------------------------------------------------------------------------------------------
PERCENT CURRENTLY CONTRACTED(1)                               101%                  97%                 71%
PERCENT EXPECTED TO BE CONTRACTED                             N/A               97% - 98%            97% - 102%
WEIGHTED AVERAGE SYSTEM RATE ($/mcf)(2)                      $0.375          $0.363 - $0.368(3)   $0.345 - $0.362
TOTAL REVENUE (MILLIONS)                                      $329             $310 - $314(3)       $305 - $320


      (1)   Compared to a design capacity of 2,374 mmcfd.

      (2)   Amounts shown in dollars per thousand cubic feet (mcf).

      (3)   Amounts exclude revenue from sale of Enron bankruptcy claims.
-----------------------------------------------------------------------------------------------------------------

      As required by the provisions of the settlement of its last rate case, on November 1, 2005, Northern Border Pipeline filed a rate case with the FERC. The filing proposes:

            o an increase in rates based on an increase in overall revenue requirement of 7.8 percent;

            o a change to the rate design approach with a supply zone and market area utilizing a fixed rate per dekatherm and a dekatherm-mile rate, respectively;

            o a compressor usage surcharge primarily to recover costs related to powering electric compressors; and

            o the implementation of a short-term, firm-service rate structure on a prospective basis.

      Additionally, the filing incorporates:

            o an overall cost of capital of 10.56 percent based on a rate of return on equity of 14.20 percent;

            o an adjustment in the billing determinants primarily to reflect discounting of capacity;

            o an increase in the depreciation rate for transmission plant from 2.25 percent to 2.84 percent and the institution of a negative salvage rate of 0.59 percent;

            o the continuation of the inclusion of income taxes in the calculation of the rates.

      The Partnership cannot predict the outcome or the timing of final resolution of this proceeding.

NATURAL GAS GATHERING AND PROCESSING SEGMENT

      The Partnership's outlook for this segment is based on our expectations for the performance of the Basins where we have interests including these assumptions:

            o In the Williston Basin, the Partnership expects that casinghead gas volumes will continue to increase at least through 2006, but at a slower rate of growth than 2005.

            o The Partnership anticipates that favorable natural gas and natural gas liquids prices will continue in 2006.

            o For the remainder of 2005, approximately 77 percent of the projected natural gas equity volumes are hedged and 65 percent of the projected equity natural gas liquids volumes are hedged. For 2006, approximately 47 percent of the equity natural gas volumes and 24 percent of the equity natural gas liquids volumes are hedged.

            o Overall, drilling in the Powder River Basin is expected to continue to increase, led by positive developments in drilling in the Big George Coal in the western portion of the Basin.

COAL SLURRY PIPELINE SEGMENT

      We expect Black Mesa Pipeline to be temporarily shut down upon expiration of our coal slurry transportation contract on December 31, 2005. The Mohave Generating Station (Mohave) co-owners, the Hopi Tribe, the Navajo Nation, Peabody Western Coal Company and other interested parties continue to negotiate water and coal supply issues. Black Mesa is working to resolve coal slurry transportation issues so that operations may resume in the future. If there are successful resolutions of all of these issues and the project receives a favorable Environmental Impact Statement, we believe our coal slurry pipeline will be modified and reconstructed in late 2008 and 2009. We expect to incur temporary shut down and standby costs of approximately $2 million in the fourth quarter of 2005 and approximately $4 to $6 million in 2006. If these issues are not resolved and Mohave is permanently closed, we expect to incur pipeline removal and remediation costs of approximately $2 million to $4 million, (pre-tax), net of salvage, and to take a non-cash impairment charge of approximately $12 million (pre-tax) related to goodwill and the remaining undepreciated cost of the assets. Depending on how negotiations progress and in accordance with accounting rules an impairment charge may be required prior to final resolution of the issues concerning Mohave even though the project may ultimately proceed.

      Our 2005 and 2006 guidance includes the expected costs of a temporary shut-down of the Black Mesa Pipeline, but does not anticipate any impairment charges.

DISTRIBUTION DECLARATION

      On October 20, 2005, the Partnership Policy Committee declared the Partnership's quarterly cash distribution of $0.80 per unit for the third quarter of 2005. The indicated annual rate is $3.20. The distribution is payable November 14, 2005 to unitholders of record on October 31, 2005.

CONFERENCE CALL

      Northern Border Partners will host a conference call on Thursday, November 3, 2005 at 10:00 a.m. Eastern Time to review third quarter 2005 results and discuss 2005 and 2006 guidance. This call may be accessed via the Partnership's website at http://www.northernborderpartners.com. An audio replay of the call will be available through November 30, 2005 by dialing, toll free in the United States and Canada, 800-405-2236 and entering passcode 11041885.

NON-GAAP FINANCIAL MEASURES

      The Partnership has disclosed in this press release EBITDA and DCF amounts that are non-GAAP financial measures. Management believes EBITDA and DCF provide useful information to investors as a measure of comparability to peer companies. However, these calculations may vary from company to company, so the Partnership's computations may not be comparable to those of other companies'. DCF is not necessarily the same as available cash as defined in the Partnership Agreements. Management further uses EBITDA to compare the financial performance of its segments and to internally manage those business segments. The three and nine months ended 2005 and 2004 reconciliations of EBITDA to net income and EBITDA to cash flow from operating activities, and computations of DCF are included in the financial information with this release. On a consolidated basis, EBITDA is reconciled to cash flow from operating activities determined under GAAP. For segment information of this press release, EBITDA is reconciled to net income rather than to cash flow from operating activities, since the Partnership does not determine segment cash flow from operating activities due to its intercompany cash management activity. Reconciliations of projected 2005 and projected 2006 EBITDA to projected net income and computations of projected DCF are also included with this release.

      Northern Border Partners, L.P. is a publicly traded partnership formed to own, operate and acquire a diversified portfolio of energy assets. The Partnership owns and manages natural gas pipelines and is engaged in the gathering and processing of natural gas. More information can be found at http://www.northernborderpartners.com.

FORWARD-LOOKING STATEMENT

This press release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Northern Border Partners believes that its expectations regarding future events are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include:

INTERSTATE NATURAL GAS PIPELINE SEGMENT:

o the impact of unsold capacity on Northern Border Pipeline being greater or less than expected;

o the ability to market pipeline capacity on favorable terms, which is affected by:

      o     future demand for and prices of natural gas;

      o competitive conditions in the overall natural gas and electricity markets;

      o     availability of supplies of Canadian and United States natural gas;

      o     availability of additional storage capacity; weather conditions; and

      o competitive developments by Canadian and U.S. natural gas transmission peers;

o orders by the FERC which are significantly different than our assumptions related to Northern Border Pipeline's November 2005 rate case;

o our ability to successfully advocate our position before the FERC or reach a reasonable settlement with the FERC staff and opposing parties;

o     performance of contractual obligations by the shippers;

o political and regulatory developments that impact FERC, proceedings involving interstate pipelines and the interstate pipelines' success in sustaining their positions in such proceedings;

o the ability to recover operating costs, costs of property, plant and equipment and regulatory assets in our rates;

o timely receipt of approval by FERC for construction and operation of the Midwestern Gas Transmission Eastern Extension Project and required regulatory clearances; our ability to acquire all necessary rights-of-way and obtain agreements for interconnects in a timely manner; our ability to promptly obtain all necessary materials and supplies required for construction.

NATURAL GAS GATHERING AND PROCESSING SEGMENT:

o the rate of development, well performance, gas quality, and competitive conditions in gas fields near our natural gas gathering systems in the Powder River and Williston Basins and our investments in the Powder River and Wind River Basins;

o     prices of natural gas and natural gas liquids;

o the composition and quality of the natural gas we gather and process in our plants;

o the efficiency of our plants in processing natural gas and extracting natural gas liquids.

COAL SLURRY PIPELINE SEGMENT:

o renewal of the coal slurry pipeline transportation contract under reasonable terms;

o     the impact of a potential impairment charge.

GENERAL:

o developments in the December 2, 2001, filing by Enron of a voluntary petition for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code affecting our settled claims;

o     regulatory actions and receipt of expected regulatory clearances;

o     actions by rating agencies;

o     the ability to control operating costs;

o conditions in the capital markets and the ability to access the capital markets;

o the risk inherent in the use of information systems in our business, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting; and

o acts of nature, sabotage, terrorism or other similar acts causing damage to our facilities or our suppliers' or shippers' facilities.

                         NORTHERN BORDER PARTNERS, L.P.

                              FINANCIAL HIGHLIGHTS
                (Unaudited: In Millions Except Per Unit Amounts)

                                                    THIRD QUARTER                YEAR TO DATE
                                                  2005          2004          2005          2004
                                                --------      --------      --------      --------
Operating Revenue                               $  183.0      $  147.3      $  492.8      $  433.6
Income From Continuing Operations               $   48.9      $   34.4      $  110.8      $  103.1
Net Income                                      $   48.4      $   34.7      $  111.1      $  104.6
Per Unit Income From Continuing Operations      $   0.99      $   0.68      $   2.21      $   2.05
Per Unit Net Income                             $   0.98      $   0.69      $   2.22      $   2.08
Cash Flows From Operating Activities            $   91.3      $   62.2      $  202.6      $  192.0
EBITDA (1)                                      $  106.9      $   88.1      $  278.0      $  266.5
Distributable Cash Flow                         $   63.3      $   48.4      $  148.4      $  149.6
Distributable Cash Flow Per Unit                $   1.30      $   0.98      $   3.01      $   3.04


                        CONSOLIDATED STATEMENT OF INCOME
                (Unaudited: In Millions Except Per Unit Amounts)

                                                               THIRD QUARTER                  YEAR TO DATE
                                                             2005           2004           2005           2004
                                                           --------       --------       --------       --------
Operating Revenue                                          $  183.0       $  147.3       $  492.8       $  433.6
                                                           --------       --------       --------       --------
Operating Expenses
         Product Purchases                                     45.3           26.1          113.3           71.0
         Operations and Maintenance                            32.2           28.2           95.5           86.6
         Depreciation and Amortization                         20.4           21.3           63.2           64.2
         Taxes Other Than Income                               10.2            9.6           29.0           27.4
                                                           --------       --------       --------       --------
         Total Operating Expenses                             108.1           85.2          301.0          249.2
                                                           --------       --------       --------       --------

Operating Income                                               74.9           62.1          191.8          184.4

Interest Expense, Net                                         (22.1)         (19.3)         (64.6)         (56.4)
Other Income (Expense), Net                                     1.5            0.3            2.8            1.5
Equity Earnings from Investments                               10.4            3.9           19.3           13.9
Minority Interest                                             (13.9)         (11.3)         (34.7)         (36.2)
                                                           --------       --------       --------       --------

Income From Continuing Operations Before Income Taxes          50.8           35.7          114.6          107.2
Income Taxes                                                    1.9            1.3            3.8            4.1
                                                           --------       --------       --------       --------

Income From Continuing Operations                              48.9           34.4          110.8          103.1
Discontinued Operations, net of tax                            (0.5)           0.3            0.3            1.5
                                                           --------       --------       --------       --------
Net Income                                                 $   48.4       $   34.7       $  111.1       $  104.6
                                                           ========       ========       ========       ========

Per Unit Income From Continuing Operations                 $   0.99       $   0.68       $   2.21       $   2.05
                                                           ========       ========       ========       ========

Per Unit Net Income                                        $   0.98       $   0.69       $   2.22       $   2.08
                                                           ========       ========       ========       ========

Average Units Outstanding                                      46.4           46.4           46.4           46.4
                                                           ========       ========       ========       ========

                         NORTHERN BORDER PARTNERS, L.P.

                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                (Unaudited: In Millions Except Per Unit Amounts)

RECONCILIATION OF EBITDA TO NET INCOME                                         THIRD QUARTER                YEAR TO DATE
                                                                            2005           2004           2005           2004
                                                                          --------       --------       --------       --------
EBITDA (1)                                                                $  106.9       $   88.1       $  278.0       $  266.5
         Minority Interest                                                   (13.9)         (11.3)         (34.7)         (36.2)
         Interest Expense, Net                                               (22.1)         (19.3)         (64.6)         (56.4)
         Depreciation and Amortization (including amounts in Other
             Income, Net and Discontinued Operations)                        (20.3)         (21.4)         (63.3)         (64.7)
         Income taxes (including amounts in Discontinued Operations)          (2.4)          (1.4)          (4.6)          (4.7)
         Equity AFUDC (included in Other Income, Net)                          0.2            0.0            0.3            0.1
                                                                          --------       --------       --------       --------
Net Income                                                                $   48.4       $   34.7       $  111.1       $  104.6
                                                                          ========       ========       ========       ========

RECONCILIATION OF EBITDA TO CASH FLOWS FROM OPERATING ACTIVITIES

EBITDA (1)                                                                $  106.9       $   88.1       $  278.0       $  266.5
         Interest Expense, Net                                               (22.1)         (19.3)         (64.6)         (56.4)
         Changes in Current Assets and Liabilities                            11.4            3.1            5.6            2.5
         Equity Earnings from Investments                                    (10.4)          (3.9)         (19.3)         (13.9)
         Distributions Received from Equity Investments                        9.4            1.6           12.1            9.2
         Changes in Reserves and Deferred Credits                              0.4           (0.1)          (0.4)          (1.8)
         Gain on Sale of Assets                                                0.0           (3.2)           0.0           (3.4)
         Other                                                                (4.3)          (4.1)          (8.8)         (10.7)
                                                                          --------       --------       --------       --------
Cash Flows From Operating Activities                                      $   91.3       $   62.2       $  202.6       $  192.0
                                                                          ========       ========       ========       ========

RECONCILIATION OF EBITDA TO DISTRIBUTABLE CASH FLOW

EBITDA (1)                                                                $  106.9       $   88.1       $  278.0       $  266.5
         Interest Expense, Net                                               (22.1)         (19.3)         (64.6)         (56.4)
         Maintenance Capital                                                  (7.3)          (4.8)         (18.9)         (12.7)
         Distributions to Minority Interest                                  (11.8)         (15.5)         (43.8)         (46.8)
         Other                                                                (2.4)          (0.1)          (2.3)          (1.0)
                                                                          --------       --------       --------       --------
Distributable Cash Flow                                                   $   63.3       $   48.4       $  148.4       $  149.6
                                                                          ========       ========       ========       ========

Distributable Cash Flow Per Unit                                          $   1.30       $   0.98       $   3.01       $   3.04
                                                                          ========       ========       ========       ========

                         NORTHERN BORDER PARTNERS, L.P.

                           OTHER FINANCIAL INFORMATION
                            (Unaudited: In Millions)

                                                                            SEPTEMBER 30,   DECEMBER 31,
                                                                                2005           2004
                                                                              --------       --------
SUMMARY BALANCE SHEET DATA
Total assets by segment:
         Interstate Natural Gas Pipeline                                      $1,877.6       $1,904.7
         Natural Gas Gathering and Processing                                    590.8          570.1
         Coal Slurry Pipeline                                                     16.7           18.3
         Other (assets not allocated to segments)                                 21.2           21.6
                                                                              --------       --------
              Total consolidated assets                                       $2,506.3       $2,514.7
                                                                              ========       ========

Consolidated capitalization:
         Long-term debt, including current maturities                         $1,331.8       $1,330.4
         Partners' capital                                                       771.6          780.2
         Minority interests in partners' equity                                  280.7          290.1
         Accumulated other comprehensive income                                  (11.9)           9.2
                                                                              --------       --------
             Total capitalization                                              2,372.2        2,409.9

Consolidated other current liabilities and reserves and deferred credits         134.1          104.8
                                                                              --------       --------

             Total liabilities and capitalization                             $2,506.3       $2,514.7
                                                                              ========       ========



                                                          THIRD QUARTER             YEAR TO DATE
                                                        2005         2004         2005         2004
                                                       -------      -------      -------      -------
Capital Expenditures and Equity Investments (2)
         Maintenance -
             Interstate Natural Gas Pipeline           $   5.6      $   3.4      $  14.5      $   9.0
             Natural Gas Gathering and Processing          0.6          1.3          1.5          2.1
             Coal Slurry Pipeline                          0.0          0.1          0.0          1.5
             Other                                         1.1          0.0          2.9          0.1
                                                       -------      -------      -------      -------
                                                           7.3          4.8         18.9         12.7
                                                       -------      -------      -------      -------
         Growth -
             Interstate Natural Gas Pipeline               4.0          0.2          8.2          0.3
             Natural Gas Gathering and Processing         10.7          3.3         19.4          4.9
             Coal Slurry Pipeline                          0.0          0.0          0.0          0.0
                                                       -------      -------      -------      -------
                                                          14.7          3.5         27.6          5.2
                                                       -------      -------      -------      -------

         Total                                         $  22.0      $   8.3      $  46.5      $  17.9
                                                       =======      =======      =======      =======


(1) EBITDA is computed from (a) net income plus (b) minority interest; (c) interest expense, net; (d) income taxes; and (e) depreciation and amortization less (f) equity AFUDC.

(2) Management classifies expenditures that are expected to generate additional revenues or significant operating efficiency as growth capital expenditures and equity investments. Any remaining capital expenditures are classified as maintenance.

(3) Volume information presented in operating results includes 100% of the volumes for joint ventures and equity investments as well as for wholly-owned subsidiaries.

                         NORTHERN BORDER PARTNERS, L.P.

                           SUMMARY SEGMENT INFORMATION
                                   (Unaudited)

                                                                      THIRD QUARTER                     YEAR TO DATE
                                                                   2005             2004             2005             2004
                                                                ----------       ----------       ----------       ----------
INTERSTATE NATURAL GAS PIPELINE SEGMENT

Operating Results (3):
         Gas Delivered (mmcf)                                      293,079          271,929          856,943          847,505
         Average Throughput (mmcfd)                                  3,264            3,029            3,216            3,167

Financial Results  (In Millions):
Operating Revenue                                               $    103.2       $     95.0       $    282.4       $    287.1
                                                                ----------       ----------       ----------       ----------
Operating Expenses
         Operations and Maintenance                                   15.7             15.9             45.5             43.5
         Depreciation and Amortization                                16.9             16.8             49.9             50.0
         Taxes Other Than Income                                       9.4              8.8             26.3             24.9
                                                                ----------       ----------       ----------       ----------
         Total Operating Expenses                                     42.0             41.5            121.7            118.4
                                                                ----------       ----------       ----------       ----------

Operating Income                                                      61.2             53.5            160.7            168.7

Interest Expense, Net                                                (11.3)           (10.7)           (33.7)           (32.1)
Other Income, Net                                                      1.2             (0.2)             2.1              0.4
Equity Earnings from Investments                                       0.6              0.4              1.2              1.0
                                                                ----------       ----------       ----------       ----------

Income Before Income Taxes                                            51.7             43.0            130.3            138.0
Income Taxes                                                           1.1              1.1              2.7              3.7
                                                                ----------       ----------       ----------       ----------

Net Income                                                            50.6             41.9            127.6            134.3
Net income to Minority Interest                                      (13.9)           (11.3)           (34.7)           (36.2)
                                                                ----------       ----------       ----------       ----------

Net Income to Northern Border Partners                          $     36.7       $     30.6       $     92.9       $     98.1
                                                                ==========       ==========       ==========       ==========

EBITDA (1)                                                      $     79.6       $     70.5       $    213.7       $    220.4
                                                                ==========       ==========       ==========       ==========
Distributions from Northern Border Pipeline:
   Paid to Northern Border Partners                             $     27.6       $     36.1       $    102.1       $    109.2
   Paid to Minority Interest                                    $     11.8       $     15.5       $     43.8       $     46.8
                                                                ----------       ----------       ----------       ----------
         Total Distributions                                    $     39.4       $     51.6       $    145.9       $    156.0
                                                                ==========       ==========       ==========       ==========


RECONCILIATION OF EBITDA TO NET INCOME

EBITDA (1)                                                      $     79.6       $     70.5       $    213.7       $    220.4
         Minority Interest                                           (13.9)           (11.3)           (34.7)           (36.2)
         Interest Expense, Net                                       (11.3)           (10.7)           (33.7)           (32.1)
         Depreciation and Amortization                               (16.8)           (16.8)           (50.0)           (50.3)
         Income taxes                                                 (1.1)            (1.1)            (2.7)            (3.7)
         Equity AFUDC (included in Other Income (Expense))             0.2              0.0              0.3              0.0
                                                                ----------       ----------       ----------       ----------
Net Income                                                      $     36.7       $     30.6       $     92.9       $     98.1
                                                                ==========       ==========       ==========       ==========

                         NORTHERN BORDER PARTNERS, L.P.

                           SUMMARY SEGMENT INFORMATION
                                   (Unaudited)

                                                         THIRD QUARTER                 YEAR TO DATE
                                                      2005           2004           2005           2004
                                                    --------       --------       --------       --------
NATURAL GAS GATHERING AND PROCESSING SEGMENT

Operating Results (3):
         Volumes (mmcfd):
              Gathering                                1,037          1,041          1,032          1,013
              Processing                                  67             56             64             54

Financial Results (In Millions):
Operating Revenue                                   $   73.6       $   46.8       $  192.1       $  130.1
                                                    --------       --------       --------       --------
Operating Expenses
         Product Purchases                              45.3           26.1          113.3           71.0
         Operations and Maintenance                     11.4            5.6           32.4           26.3
         Depreciation and Amortization                   3.9            3.7           11.8           11.1
         Taxes Other Than Income                         0.7            0.6            2.0            1.8
                                                    --------       --------       --------       --------
         Total Operating Expenses                       61.3           36.0          159.5          110.2
                                                    --------       --------       --------       --------

Operating Income                                        12.3           10.8           32.6           19.9

Interest Expense, Net                                   (0.1)          (0.1)          (0.2)          (0.3)
Other Income (Expense)                                   0.1            0.0            0.5            0.2
Equity Earnings from Investments                         9.8            3.5           18.1           12.9
                                                    --------       --------       --------       --------

Income Before Income Taxes                              22.1           14.2           51.0           32.7
Income Taxes                                             0.0            0.0            0.0            0.0
                                                    --------       --------       --------       --------

Net Income                                              22.1           14.2           51.0           32.7
                                                    ========       ========       ========       ========

EBITDA (1)                                          $   26.1       $   18.0       $   63.0       $   44.1
                                                    ========       ========       ========       ========

Distributions Received from Equity Investments      $    9.4       $    1.6       $   12.1       $    9.2
                                                    ========       ========       ========       ========


RECONCILIATION OF EBITDA TO NET INCOME

EBITDA (1)                                          $   26.1       $   18.0       $   63.0       $   44.1
         Interest Expense, Net                          (0.1)          (0.1)          (0.2)          (0.3)
         Depreciation and Amortization                  (3.9)          (3.7)         (11.8)         (11.1)
         Income taxes                                    0.0            0.0            0.0            0.0
                                                    --------       --------       --------       --------
Net Income                                          $   22.1       $   14.2       $   51.0       $   32.7
                                                    ========       ========       ========       ========

                         NORTHERN BORDER PARTNERS, L.P.

                           SUMMARY SEGMENT INFORMATION
                                   (Unaudited)

                                                      THIRD QUARTER                 YEAR TO DATE
                                                    2005           2004           2005           2004
                                                  --------       --------       --------       --------
COAL SLURRY PIPELINE SEGMENT

Operating Results:
         Tons of Coal Shipped (In Thousands)         1,150          1,217          3,534          3,346


Financial Results  (In Millions):
Operating Revenue                                 $    6.3       $    5.5       $   18.3       $   16.3
                                                  --------       --------       --------       --------
Operating Expenses
         Operations and Maintenance                    4.1            3.4           11.6            9.9
         Depreciation and Amortization                (0.5)           0.8            1.4            3.0
         Taxes Other Than Income                       0.2            0.2            0.6            0.6
                                                  --------       --------       --------       --------
         Total Operating Expenses                      3.8            4.4           13.6           13.5
                                                  --------       --------       --------       --------

Operating Income                                       2.5            1.1            4.7            2.8

Other Income                                           0.0            0.0            0.0            0.0
                                                  --------       --------       --------       --------

Income Before Income Taxes                             2.5            1.1            4.7            2.8
Income Taxes                                           0.8            0.2            1.1            0.4
                                                  --------       --------       --------       --------

Net Income                                        $    1.7       $    0.9       $    3.6       $    2.4
                                                  ========       ========       ========       ========

EBITDA (1)                                        $    2.0       $    1.9       $    6.1       $    5.8
                                                  ========       ========       ========       ========


RECONCILIATION OF EBITDA TO NET INCOME

EBITDA (1)                                        $    2.0       $    1.9       $    6.1       $    5.8
         Depreciation and Amortization                 0.5           (0.8)          (1.4)          (3.0)
         Income taxes                                 (0.8)          (0.2)          (1.1)          (0.4)
                                                  --------       --------       --------       --------
Net Income                                        $    1.7       $    0.9       $    3.6       $    2.4
                                                  ========       ========       ========       ========

                         NORTHERN BORDER PARTNERS, L.P.

                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                (Unaudited: In Millions Except Per Unit Amounts)

RECONCILIATION OF EBITDA TO NET INCOME - PROJECTED 2005 AND 2006


                                             Projected 2005          Projected 2006
                                             --------------          --------------
                                            Low         High        Low         High
                                            ---         ----        ---         ----
EBITDA                                     $ 363       $ 370       $ 348       $ 358
Minority Interest                          ($ 45)      ($ 46)      ($ 41)      ($ 42)
Interest Expense, Net                      ($ 86)      ($ 88)      ($ 90)      ($ 93)
Depreciation and Amortization Expense      ($ 85)      ($ 86)      ($ 89)      ($ 91)
Income Taxes                               ($  5)      ($  6)      ($  2)      ($  3)
                                           =====       =====       =====       =====

Net Income*                                $ 142       $ 145       $ 126       $ 131
                                           =====       =====       =====       =====

Per Unit Net Income                        $2.83       $2.89       $2.50       $2.60
                                           =====       =====       =====       =====

* The reconciliations of EBITDA and Net Income do not total due to use of ranges for the various components of the reconciliation.

RECONCILIATION OF EBITDA TO DISTRIBUTABLE CASH FLOW - PROJECTED 2005 AND 2006

                                             Projected 2005          Projected 2006
                                             --------------          --------------
                                            Low         High        Low         High
                                            ---         ----        ---         ----
EBITDA (from above)                        $ 363       $ 370       $ 348       $ 358
Interest Expense, Net                      ($ 86)      ($ 88)      ($ 90)      ($ 93)
Maintenance Capital                        ($ 37)      ($ 39)      ($ 23)      ($ 28)
Distributions to Minority Interest         ($ 60)      ($ 62)      ($ 53)      ($ 55)
Other                                      ($  2)      ($  3)      ($  2)      ($  3)
                                           =====       =====       =====       =====

Distributable Cash Flow**                  $ 178       $ 182       $ 181       $ 189
                                           =====       =====       =====       =====

Distributable Cash Flow per Unit           $3.61       $3.67       $3.65       $3.85
                                           =====       =====       =====       =====

** The reconciliations of EBITDA and Distributable Cash Flow do not total due to use of ranges for the various components of the reconciliation.